UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

SUNSHINE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(Address of principal executive offices) (zip code)

(954) 330-0684

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024, Sunshine Biopharma Inc. (the “Company”) entered into an amended employment agreement with Dr. Steve N. Slilaty, the Company’s chief executive officer. Pursuant to the amended employment agreement, deemed effective January 1, 2024, Dr. Slilaty will continue to serve as the Company’s chief executive officer, and will also serve as the chief executive officer of the Company’s wholly-owned subsidiary, Nora Pharma Inc. (“Nora”). Dr. Slilaty will receive an annual base salary of $543,753 CAD, which will increase annually in the minimum amount of 5% or the change in the US Consumer Price Index, whichever is higher. Dr. Slilaty will also be entitled to an annual bonus in an amount to be determined by the Company’s board of directors. The agreement has an indefinite term. If the agreement is terminated by the Company without cause, or by Dr. Slilaty for good reason (each as defined in the agreement), Dr. Slilaty will be entitled to a severance payment of $14 million USD.

On October 21, 2024, the Company entered into an employment agreement with Camille Sebaaly, the Company’s chief financial officer. Pursuant to the employment agreement, deemed effective January 1, 2024, Mr. Sebaaly will continue to serve as the Company’s chief financial officer and will also serve as secretary of Nora. Mr. Sebaaly will receive an annual base salary of $411,000 CAD, which will increase annually in the minimum amount of 5% or the change in the US Consumer Price Index, whichever is higher. Mr. Sebaaly will also be entitled to an annual bonus in an amount to be determined by the Company’s board of directors. The agreement has an indefinite term. If the agreement is terminated by the Company without cause (as defined in the agreement), Mr. Sebaaly will be entitled to a severance payment of $2 million CAD.

On October 21, 2024, the Company entered into an employment agreement with Dr. Abderrazzak Merzouki, the Company’s chief operating officer. Pursuant to the employment agreement, deemed effective January 1, 2024, Dr. Merzouki will continue to serve as the Company’s chief operating officer and will also serve as chief scientific officer of Nora. Dr. Merzouki will receive an annual base salary of $328,800 CAD, which will increase annually in the minimum amount of 5% or the change in the US Consumer Price Index, whichever is higher. Dr. Merzouki will also be entitled to an annual bonus in an amount to be determined by the Company’s board of directors. The agreement has an indefinite term. If the agreement is terminated by the Company without cause (as defined in the agreement), Dr. Merzouki will be entitled to a severance payment of $2 million CAD.

The foregoing descriptions of the respective employment agreements with Dr. Slilaty, Mr. Sebaaly, and Dr. Merzouki, are qualified by reference to the full text of such agreements, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 21, 2024, between the Company and Dr. Steve N. Slilaty
10.2	Employment Agreement, dated October 21, 2024, between the Company and Camille Sebaaly
10.3	Employment Agreement, dated October 21, 2024, between the Company and Dr. Abderrazzak Merzouki

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2024	SUNSHINE BIOPHARMA INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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